                               QUEPASA.COM, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                        , 2001

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               QUEPASA.COM, INC.

    The undersigned stockholder of quepasa.com, inc. hereby appoints Robert J. Taylor and Gary L. Trujillo, or either of them, with full power of substitution, as proxy holders to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the quepasa annual meeting of stockholders to
be held on       , 2001 at       (local time) at the             , upon the
following matters and any other matters as may properly come before the annual meeting or any adjournments thereof.

1. Proposal to approve and adopt the Amended and Restated Merger Agreement dated as of October 11, 2001, by and among quepasa, Great Western Land and Recreation, Inc., GWLAR, Inc., and GWLR, LLC, pursuant to which quepasa will become a wholly-owned subsidiary of Great Western, and any and all transactions contemplated by that agreement.

               / / FOR          / / AGAINST          / / ABSTAIN

2. Proposal to authorize the Great Western board of directors to effect a reverse stock split of one share for up to 20 shares of Great Western common stock outstanding at any time prior to or during the 24 month period following the closing of the merger.

               / / FOR          / / AGAINST          / / ABSTAIN

3. Proposal to elect the following directors to serve a one-year term, with the understanding that if the merger agreement is approved, the directors elected at the annual meeting shall resign as of the closing of the merger:

                           FOR           AGAINST         ABSTAIN
Gary L. Trujillo           / /             / /             / /
L. William Seidman         / /             / /             / /
Jerry J. Colangelo         / /             / /             / /
Louis Olivas               / /             / /             / /
Jose Maria Figueres        / /             / /             / /

4. Ratification of the appointment of KPMG LLP as quepasa's independent auditors through the closing date of the merger.

               / / FOR          / / AGAINST          / / ABSTAIN
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    This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxy holder as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, and 4, "FOR" VOTES WILL BE ENTERED FOR ALL OF THE DIRECTORS NOMINATED ABOVE, AND WILL OTHERWISE BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 4, AND ALSO RECOMMENDS A VOTE "FOR" ALL OF THE NOMINATED DIRECTORS LISTED ABOVE.

    The undersigned hereby acknowledges prior receipt of the notice of annual
meeting of stockholders and proxy statement / prospectus dated       , 2001, and
hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of quepasa either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

    If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                          Date: __________________________, 2001

                                          ______________________________________
                                          Signature of Stockholder or Authorized
                                          Representative

                                          ______________________________________
                                          Signature of Stockholder or Authorized
                                          Representative (if held jointly)

                                          Please date and sign exactly as name
                                          appears hereon. Each executor,
                                          administrator, trustee, guardian,
                                          attorney-in-fact, and other fiduciary
                                          should sign and indicate his or her
                                          full title. In the case of stock
                                          ownership in the name of two or more
                                          persons, all persons should sign.

/ / I PLAN TO ATTEND THE             , 2001 ANNUAL MEETING OF STOCKHOLDERS.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY, AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT QUEPASA TO ADDITIONAL EXPENSE.